UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2020
 RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Renaissance House, 12 Crow Lane, Pembroke, Bermuda         HM 19
(Address of Principal Executive Office)         (Zip Code)
(441) 295-4513
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	The New York Stock Exchange
Series E 5.375% Preference Shares, Par Value $1.00 per share	RNR PRE	The New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	The New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.

Effective as of October 30, 2020, Renaissance Reinsurance Ltd. ("Renaissance Reinsurance") entered into the First Amendment to Amended and Restated Letter of Credit Reimbursement Agreement (the “Amendment”), by and among Renaissance Reinsurance, as borrower, ING Bank N.V., London Branch (“ING”), as agent (the “Agent”) and as a lender, Bank of Montreal, London Branch, as a lender (“BMO”), and Citibank Europe plc, as a lender (“CEP,” and, together with BMO and ING, the “Lenders”), amending the Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 7, 2019 (the “Reimbursement Agreement”), evidencing a secured letter of credit facility (the “Facility”) providing for the issuance by the Lenders of a letter of credit (the “Letter of Credit”) for the account of Renaissance Reinsurance to support business written by Renaissance Reinsurance’s Lloyd’s syndicate, Syndicate 1458.

Pursuant to the Amendment, the stated amount of the Letter of Credit was reduced from $290 million to $225 million, and the term of the Facility was extended until the date that is four years from the date of notice from ING to the beneficiary of the Letters of Credit, which notice is required to be given not later than December 31, 2020, unless such date is extended with the consent of all the Lenders. Notice was previously required to be given not later than December 31, 2019.

Certain Lenders and their affiliates have performed commercial banking, investment banking and advisory services for Renaissance Reinsurance and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Lenders and the Agent may from time to time engage in transactions with and perform services for Renaissance Reinsurance and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The descriptions of the Amendment and Facility contained herein are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Reimbursement Agreement, a copy of which was previously filed.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description
10.1
First Amendment to Amended and Restated Letter of Credit Reimbursement Agreement, dated October 30, 2020, by and among Renaissance Reinsurance Ltd., as borrower, ING Bank N.V., London Branch, as agent and as a lender, Bank of Montreal, London Branch, as a lender, and Citibank Europe plc, as a lender.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in Inline XBRL.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Stephen H. Weinstein
November 3, 2020		Stephen H. Weinstein
Executive Vice President, Group General Counsel and Corporate Secretary